Exhibit 99.1

Fortune Brands Reports Strong Sales and Profit Growth in 4Q and Full Year 2020; Provides 2021 Annual Outlook for Continued Leading Growth

Highlights from operations:

  Share gains and exceptional operational performance in a fundamentally strong end market drove market beating growth across the Company
  4Q & Full-Year 2020 sales increased approximately 13 percent and 6 percent, to $1.7 billion and $6.1 billion, respectively, year-over-year
  4Q & Full-Year 2020 EPS increased to $1.16 and $3.94 per share; EPS before charges / gains increased 25 percent and 16 percent to $1.25 and $4.19, respectively, year-over-year
  Company introduces 2021 financial outlook, driven by a solid, long-term outlook for housing, continued share gains and margin expansion

DEERFIELD, Ill.--(BUSINESS WIRE)--February 2, 2021--Fortune Brands Home & Security, Inc. (NYSE: FBHS, the “Company”, or “Fortune Brands”), an industry-leading home and security products company, today announced fourth quarter and full-year 2020 results.

“Strong fourth quarter results capped a remarkable 2020 performance by our teams,” said Nicholas Fink, chief executive officer, Fortune Brands. “Facing unprecedented challenges, we delivered above-market growth and margin acceleration and positioned our Company to continue to deliver share gains and margin improvement in 2021 and beyond. This past year demonstrated that our leading brands and channel positions and differentiated business model produce exceptional results in a variety of demand environments. Importantly, our teams’ ability to execute and remain nimble allows us to capitalize on an increasing set of growth and margin opportunities. Our tireless commitment to serving our customers, keeping people safe and our overall culture of excellence has driven our results. Moving forward, we are well positioned to leverage our Fortune Brands advantaged capabilities across our portfolio to create even more value for all stakeholders.”

Fourth Quarter 2020

For the fourth quarter of 2020, sales were $1.7 billion, an increase of 13 percent over the fourth quarter of 2019. Earnings per share were $1.16, compared to $0.74 in the prior-year quarter. EPS before charges / gains were $1.25, compared to $1.00 the same quarter last year, an increase of 25 percent. Operating income was $233.2 million, compared to $192.5 million in the prior-year quarter. Operating income before charges / gains was $246.4 million, compared to $206.8 million the same quarter last year, up 19 percent. Operating margin was 14.1 percent, compared to 13.1 percent in the fourth quarter of 2019. Operating margin before charges / gains was 14.8 percent, up 70 basis points over the fourth quarter of 2019.

For each segment in the fourth quarter of 2020, compared to the prior-year quarter:

  Plumbing sales increased 16 percent, or 15 percent excluding FX, led by strong performance across the business. Operating margin before charges / gains remained strong at 21.8 percent.
  Cabinet sales increased 11 percent, driven by growth across products at all price points. Operating margin before charges / gains was 11.6 percent, an increase of 150 basis points.
  Outdoors & Security sales increased 11 percent, driven by strong double-digit sales growth of composite decking and doors. Operating margin before charges / gains was 15.8 percent, an increase of 90 basis points.

Full Year 2020

For the full year 2020, sales were approximately $6.1 billion, an increase of approximately 6 percent over 2019. Earnings per share were $3.94 compared to $3.06 in the prior year, and EPS before charges / gains were $4.19 versus $3.60 last year, an increase of 16 percent. Operating income was $801.4 million, compared to $698.5 million in the prior year. Operating income before charges / gains was $857.1 million, compared to $764.0 million during the previous year, up 12 percent. Operating margin was 13.2 percent, compared to 12.1 percent in 2019. Operating margin before charges / gains was 14.1 percent, up 80 basis points over full year 2019.

“We have used the challenges presented by 2020 to improve the focus and productivity of our business, positioning it for accelerated growth and profitability going forward,” stated Patrick Hallinan, chief financial officer, Fortune Brands. “The efficiency programs undertaken in 2020 have put us ahead of our margin improvement timeline, and we expect to continue toward our goals during 2021. While there may be instances of macro uncertainty and cost inflation in the year ahead, these challenges have been anticipated, and we expect to manage them effectively – as we have in 2020 and in preceding years. We expect another year of strong free cash flow generation in 2021. In 2020, we deployed over $1 billion in M&A, share repurchases, and dividends. We remain laser-focused on driving further value by deploying capital to drive organic growth, M&A, strategic partnerships, and returning excess capital to shareholders.”

LARSON Acquisition

On November 17, 2020, the Company announced it was acquiring LARSON Manufacturing (“LARSON”), the North American market leading brand of storm, screen and security doors for approximately $660 million, net of expected tax benefits but before closing adjustments. On December 14, 2020, the transaction was closed, and LARSON officially joined the Outdoors & Security segment.

Balance Sheet and Liquidity

At the end of the quarter, net debt was $2.2 billion and net debt to EBITDA was 2.1x. The Company had $419 million in cash and $865 million of availability under its revolving credit agreements. The total outstanding on both the Company’s original $1.25 billion and supplemental $400 million revolving credit facilities was approximately $785 million at the end of the fourth quarter.

Annual Outlook for 2021

The Company expects full-year 2021 sales growth in the range of 12.5 percent to 14.5 percent, or 5.5 percent to 7.5 percent excluding the LARSON acquisition, based on the Company’s assumption of a total global market expanding by 5 percent to 7 percent, including growth in the U.S. home products market of approximately 5 percent to 7 percent.

The Company expects EPS before charges / gains to be in the range of $4.85 to $5.05.

For 2021, the Company expects to generate free cash flow of approximately $600 to $650 million.

“Our key housing markets are entering a period of long-term expansion,” said Fink. “The current environment has accelerated trends already in place prior to the pandemic and there is renewed consumer focus on the value and role of the home. Our consumers desire larger, multifunctional spaces to combine work, education, and entertainment within the home as well as expanded outdoor living spaces. Demographic forces, combined with very healthy homeowner balance sheets, are driving accelerated activity in the housing industry. Our innovation, leading brands, and premier channel positions, across new construction and repair & remodel, are creating significant opportunities and value for our Company and our stakeholders. With our excellent momentum, strong balance sheet, and advantaged Fortune Brands capabilities, we are very excited about the opportunity to accelerate stakeholder value creation in 2021 and beyond.”

About Fortune Brands

Fortune Brands Home & Security, Inc. (NYSE: FBHS), headquartered in Deerfield, IL., is a Fortune 500 company, part of the S&P 500 Index and a leader in the home products industry. With trusted brands and market leadership positions in each of its three operating segments, Plumbing, Outdoors & Security, and Cabinets, Fortune Brands’ 27,000 associates work with a purpose to fulfill the dreams of home.

The Company’s growing portfolio of complementary businesses and innovative brands include Moen and the House of Rohl within the Global Plumbing Group; outdoor living and security products from Therma-Tru, LARSON, Fiberon, Master Lock and SentrySafe; and MasterBrand Cabinets’ wide-ranging offerings from Mantra, Diamond, Omega and many more. Visit www.FBHS.com to learn more about FBHS, its brands and how the Company is accelerating its environmental, social and governance (ESG) commitments.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

This press release contains certain “forward-looking statements” regarding general business strategies, market potential, future financial performance, the potential of our brands and the housing market, and other matters. Statements preceded by, followed by or that otherwise include the words “believes”, “positioned”, “expects”, “estimates”, “plans”, “look to”, “outlook”, and similar expressions or future or conditional verbs such as “will”, “should”, “would”, “may” and “could” are generally forward-looking in nature and not historical facts. Where, in any forward-looking statement, we express an expectation or belief as to future results or events, such expectation or belief is based on the current plans and expectations of our management. Although we believe that these statements are based on reasonable assumptions, they are subject to numerous factors, risks and uncertainties that could cause actual outcomes and results to be materially different from those indicated in such statements. Important factors that could affect performance and cause results to differ materially from management’s expectations, or could affect the Company’s ability to achieve its strategic goals, include the uncertainties relating to the impact of COVID-19 on the Company’s business, operations and employees and the other factors discussed in our securities filings, including in Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2019 and our Quarterly Report on Form 10-Q for the quarters ended March 31, 2020, June 30, 2020, and September 30, 2020, all filed with the Securities and Exchange Commission. The forward-looking statements included in this release are made as of the date hereof, and except as required by law, we undertake no obligation to update, amend or clarify any forward-looking statements to reflect events, new information or circumstances occurring after the date of this release.

Use of Non-GAAP Financial Information

This press release includes measures not derived in accordance with generally accepted accounting principles (“GAAP”), such as diluted earnings per share before charges / gains, operating income before charges / gains, sales excluding impact of FX, operating margin before charges / gains, net debt, net debt to EBITDA before charges / gains and free cash flow. These measures should not be considered in isolation or as a substitute for any measure derived in accordance with GAAP and may also be inconsistent with similar measures presented by other companies. Reconciliations of these measures to the most closely comparable GAAP measures, and reasons for the Company’s use of these measures, are presented in the attached pages.

Source: Fortune Brands Home & Security, Inc.

FORTUNE BRANDS HOME & SECURITY, INC.
(In millions, except per share amounts)
(Unaudited)

Net Sales

	Three Months Ended December 31,				Twelve Months Ended December 31,
	2020	2019	% Change		2020	2019	% Change
Net Sales (GAAP)				Net Sales (GAAP)
Plumbing	$ 637.7	$ 548.4	16	Plumbing	$ 2,202.1	$ 2,027.2	9
Outdoors & Security *	366.5	331.3	11	Outdoors & Security *	1,419.2	1,348.9	5
Cabinets	655.5	590.8	11	Cabinets	2,469.0	2,388.5	3
Total Net Sales	$ 1,659.7	$ 1,470.5	13	Total Net Sales	$ 6,090.3	$ 5,764.6	6

Current Quarter Operating Income

	Before Charges & Gains				GAAP

	Three Months Ended December 31,				Three Months Ended December 31,
Operating Income (loss) Before Charges/Gains (a)	2020	2019	% Change	Operating Income (loss)	2020	2019	% Change
Plumbing	$ 138.7	$ 118.8	17	Plumbing	$ 137.3	$ 119.7	15
Outdoors & Security *	58.0	49.5	17	Outdoors & Security *	57.8	49.8	16
Cabinets	76.1	59.8	27	Cabinets	72.6	44.3	64
Corporate expenses	(26.4)	(21.3)	(24)	Corporate expenses	(34.5)	(21.3)	(62)

Total Operating Income Before Charges/Gains	$ 246.4	$ 206.8	19	Total Operating Income (GAAP)	$ 233.2	$ 192.5	21

Earnings Per Share Before Charges/Gains (b)				Diluted EPS (GAAP)
Diluted	$ 1.25	$ 1.00	25	Diluted EPS	$ 1.16	$ 0.74	57

EBITDA Before Charges/Gains (c)	$ 291.0	$ 247.6	18	Net Income (GAAP)	$ 163.6	$ 104.0	57

Year to Date Operating Income

	Before Charges & Gains				GAAP

	Twelve Months Ended December 31,				Twelve Months Ended December 31,
Operating Income (loss) Before Charges/Gains (a)	2020	2019	% Change	Operating Income (loss)	2020	2019	% Change
Plumbing	$ 489.6	$ 435.8	12	Plumbing	$ 467.9	$ 427.6	9
Outdoors & Security *	205.2	177.4	16	Outdoors & Security *	201.3	172.3	17
Cabinets	256.0	230.5	11	Cabinets	235.7	178.3	32
Corporate expenses	(93.7)	(79.7)	(18)	Corporate expenses	(103.5)	(79.7)	(30)

Total Operating Income Before Charges/Gains	$ 857.1	$ 764.0	12	Total Operating Income (GAAP)	$ 801.4	$ 698.5	15

Earnings Per Share Before Charges/Gains (b)				Diluted EPS (GAAP)
Diluted	$ 4.19	$ 3.60	16	Diluted EPS	$ 3.94	$ 3.06	29

EBITDA Before Charges/Gains (c)	$ 1,017.6	$ 919.9	11	Net Income (GAAP)	$ 554.4	$ 431.3	29

(a) (b) (c) For definitions of Non-GAAP measures, see Definitions of Terms page

* In the fourth quarter of 2020, our Doors & Security segment was renamed “Outdoors & Security” to better align with the segment’s strategic focus on the fast-growing outdoor living space and to better represent the brands within the segment, including the newly acquired Larson Manufacturing (“Larson”). The Outdoors & Security segment name change is to the name only and had no impact on the Company’s historical financial position, results of operations, cash flow or segment level results previously reported.

FORTUNE BRANDS HOME & SECURITY, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS (GAAP)
(In millions)
(Unaudited)

	December 31,	December 31,
	2020	2019

Assets
Current assets
Cash and cash equivalents	$ 419.1	$ 387.9
Accounts receivable, net	734.9	624.8
Inventories	867.2	718.6
Other current assets	187.3	166.9
Total current assets	2,208.5	1,898.2

Property, plant and equipment, net	917.4	824.2
Goodwill	2,394.8	2,090.2
Other intangible assets, net of accumulated amortization	1,420.3	1,168.9
Other assets	417.7	309.8
Total assets	$ 7,358.7	$ 6,291.3

Liabilities and equity
Current liabilities
Current portion of long term debt	$ -	$ 399.7
Accounts payable	620.5	460.0
Other current liabilities	724.6	549.6
Total current liabilities	1,345.1	1,409.3

Long-term debt	2,572.2	1,784.6
Deferred income taxes	160.5	157.2
Other non-current liabilities	505.4	512.4
Total liabilities	4,583.2	3,863.5

Stockholders' equity	2,775.5	2,426.6
Noncontrolling interests	-	1.2
Total equity	2,775.5	2,427.8
Total liabilities and equity	$ 7,358.7	$ 6,291.3

FORTUNE BRANDS HOME & SECURITY, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In millions)
(Unaudited)

	Twelve Months Ended December 31,
	2020	2019
Operating activities
Net income	$ 554.4	$ 431.3
Depreciation and amortization	163.5	152.7
Recognition of actuarial losses	3.2	34.1
Non-cash lease expense	37.4	35.9
Deferred taxes	(14.6)	(7.5)
Gains on equity investments	(6.6)	-
Asset impairment charges	26.1	43.2
Other noncash items	54.5	33.5
Changes in assets and liabilities, net	7.8	(86.0)
Net cash provided by operating activities	$ 825.7	$ 637.2

Investing activities
Capital expenditures	$ (150.5)	$ (131.8)
Proceeds from the disposition of assets	1.6	4.2
Cost of acquisitions, net of cash	(715.2)	-
Cost of investments in equity securities	(59.4)	-
Net cash used in investing activities	$ (923.5)	$ (127.6)

Financing activities
Increase/(decrease) in debt, net	$ 385.0	$ (150.7)
Proceeds from the exercise of stock options	64.9	17.3
Treasury stock purchases	(187.6)	(100.0)
Dividends to stockholders	(133.3)	(123.0)
All other	(17.4)	(33.3)
Net cash provided by / (used in) financing activities	$ 111.6	$ (389.7)

Effect of foreign exchange rate changes on cash	16.3	4.3

Net increase in cash and cash equivalents	$ 30.1	$ 124.2
Cash, cash equivalents and restricted cash* at beginning of period	394.9	270.7
Cash, cash equivalents and restricted cash* at end of period	$ 425.0	$ 394.9

FREE CASH FLOW	Twelve Months Ended December 31,		2021 Full Year
	2020	2019	Approximation

Free Cash Flow**	$ 741.7	$ 526.9	$ 600.0 - 650.0
Add:
Capital expenditures	150.5	131.8	210.0 - 250.0
Less:
Proceeds from the disposition of assets	1.6	4.2	0.0 - 5.0
Proceeds from the exercise of stock options	64.9	17.3	25.0 - 30.0
Cash Flow From Operations (GAAP)	$ 825.7	$ 637.2	$ 785.0 - 865.0

*Restricted cash of $1.0 million and $4.9 million is included in Other current assets and Other assets, respectively, as of December 31, 2020. Restricted cash of $0.9 million and $6.1 million is included in Other current assets and Other assets, respectively, as of December 31, 2019.

** Free cash flow is cash flow from operations calculated in accordance with U.S. generally accepted accounting principles ("GAAP") less net capital expenditures (capital expenditures less proceeds from the disposition of assets including property, plant and equipment, and the proceeds from the exercise of stock options). Free cash flow does not include adjustments for certain non-discretionary cash flows such as mandatory debt repayments. Free cash flow is a measure not derived in accordance with GAAP. Management believes that free cash flow provides investors with helpful supplemental information about the Company's ability to fund internal growth, make acquisitions, repay debt and related interest, pay dividends and repurchase common stock. This measure may be inconsistent with similar measures presented by other companies.

FORTUNE BRANDS HOME & SECURITY, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME (GAAP)
(In millions, except per share amounts)
(Unaudited)

	Three Months Ended December 31,			Twelve Months Ended December 31,
	2020	2019	% Change	2020	2019	% Change

Net Sales	$ 1,659.7	$ 1,470.5	13	$ 6,090.3	$ 5,764.6	6

Cost of products sold	1,052.0	938.7	12	3,925.9	3,712.2	6

Selling, general
and administrative expenses	364.2	312.4	17	1,282.6	1,256.3	2

Amortization of intangible assets	10.9	11.4	(4)	42.0	41.4	1

Asset impairment charges	-	12.0	(100)	22.5	41.5	(46)

Restructuring charges	(0.6)	3.5	(117)	15.9	14.7	8

Operating income	233.2	192.5	21	801.4	698.5	15

Interest expense	19.5	22.4	(13)	83.9	94.2	(11)

Other expense/(income), net	0.1	31.2	(100)	(13.3)	29.0	(146)

Income before taxes	213.6	138.9	54	730.8	575.3	27

Income tax	47.1	34.9	35	168.8	144.0	17

Income after tax	$ 166.5	$ 104.0	60	$ 562.0	$ 431.3	30

Equity in losses of affiliate	2.9	-	100	7.6	-	100

Net income	$ 163.6	$ 104.0	57	$ 554.4	$ 431.3	29

Less: Noncontrolling interests	-	(0.1)	100	1.3	(0.6)	317

Net income attributable to
Fortune Brands Home & Security, Inc.	$ 163.6	$ 104.1	57	$ 553.1	$ 431.9	28

Diluted earnings per common share
Net income	$ 1.16	$ 0.74	57	$ 3.94	$ 3.06	29

Diluted average number of shares outstanding	140.8	141.1	-	140.2	141.3	(1)

DILUTED EPS BEFORE CHARGES/GAINS RECONCILIATION

For the three months ended December 31, 2020, diluted EPS before charges/gains is net income less noncontrolling interests calculated on a diluted per-share basis excluding $13.2 million ($10.4 million after tax or $0.08 per diluted share) of restructuring and other charges, the impact from actuarial losses associated with our defined benefit plans of $2.6 million ($1.9 million after tax or $0.01 per diluted share) and a net tax expense of $0.4 million.

For the twelve months ended December 31, 2020, diluted EPS before charges/gains is net income less noncontrolling interests calculated on a diluted per-share basis excluding $33.2 million ($27.1 million after tax or $0.19 per diluted share) of restructuring and other charges, asset impairment charges of $22.5 million ($17.6 million after tax or $0.13 per diluted share), gains on equity investments of $11.0 million ($8.3 million net of tax or $0.06 per diluted share), the impact from actuarial losses associated with our defined benefit plans of $3.2 million ($2.3 million after tax or $0.02 per diluted share) and a tax benefit of $3.8 million ($0.03 per diluted share).

For the three months ended December 31, 2019, diluted EPS before charges/gains is net income less noncontrolling interests calculated on a diluted per-share basis excluding $2.3 million ($1.5 million after tax or $0.02 per diluted share) of restructuring and other charges, the impact from actuarial losses associated with our defined benefit plans of $32.0 million ($24.2 million after tax or $0.17 per diluted share), an asset impairment charge of $12.0 million ($8.9 million after tax or $0.06 per diluted share) and a net tax charge of $1.9 million ($0.01 per diluted share).

For the twelve months ended December 31, 2019, diluted EPS before charges/gains is net income less noncontrolling interests calculated on a diluted per-share basis excluding $24.0 million ($18.1 million after tax or $0.13 per diluted share) of restructuring and other charges, intangible asset impairment charges of $41.5 million ($31.4 million after tax or $0.22 per diluted share), the impact from actuarial losses associated with our defined benefit plans of $34.1 million ($25.8 million after tax or $0.18 per diluted share) and a net tax charge of $1.3 million ($0.01 per diluted share).

	Three Months Ended December 31,			Twelve Months Ended December 31,
	2020	2019	% Change	2020	2019	% Change

Earnings Per Common Share - Diluted
Diluted EPS Before Charges/Gains (b)	$ 1.25	$ 1.00	25	$ 4.19	$ 3.60	16

Restructuring and other charges	(0.08)	(0.02)	(300)	(0.19)	(0.13)	(46)
Asset impairment charges (d)	-	(0.06)	100	(0.13)	(0.22)	41
Gains on equity investments (e)	-	-	-	0.06	-	-
Defined benefit plan actuarial losses	(0.01)	(0.17)	94	(0.02)	(0.18)	89
Tax items	-	(0.01)	100	0.03	(0.01)	400

Diluted EPS (GAAP)	$ 1.16	$ 0.74	57	$ 3.94	$ 3.06	29

RECONCILIATION OF FULL YEAR 2021 EARNINGS GUIDANCE TO GAAP

The Company is targeting diluted EPS before charges/gains to be in the range of $4.85 to $5.05 per share. For the full year, on a GAAP basis, the Company is targeting diluted EPS to be in the range of $4.80 to $5.00 per share and including the full year impact of previously announced restructuring actions. Reconciliation of non-GAAP diluted EPS guidance to GAAP diluted EPS guidance cannot be provided without unreasonable efforts on a forward-looking basis due to the high variability and low visibility with respect to gains and losses associated with our defined benefit plans and restructuring and other charges, which are excluded from the diluted EPS before charges/gains. In addition, the Company's GAAP EPS range assumes the Company incurs no gains or losses associated with its defined benefit plans during 2021.

(b) (d) (e) For definitions of Non-GAAP measures, see Definitions of Terms page

FORTUNE BRANDS HOME & SECURITY, INC.
(In millions)
(Unaudited)

RECONCILIATION OF EBITDA BEFORE CHARGES/GAINS TO NET INCOME

	Three Months Ended December 31,			Twelve Months Ended December 31,
	2020	2019	% Change	2020	2019	% Change

EBITDA BEFORE CHARGES/GAINS (c)	$ 291.0	$ 247.6	18	$ 1,017.6	$ 919.9	11

Depreciation*	$ (31.2)	$ (28.6)	(9)	$ (113.0)	$ (109.4)	(3)
Amortization of intangible assets	(10.9)	(11.4)	4	(42.0)	(41.4)	(1)
Restructuring and other charges	(13.2)	(2.3)	(474)	(33.2)	(24.0)	(38)
Interest expense	(19.5)	(22.4)	13	(83.9)	(94.2)	11
Asset impairment charges (d)	-	(12.0)	100	(22.5)	(41.5)	46
Equity in losses of affiliate	(2.9)	-	(100)	(7.6)	-	(100)
Gains on equity investments (e)	-	-	-	11.0	-	100
Defined benefit plan actuarial losses	(2.6)	(32.0)	92	(3.2)	(34.1)	91
Income taxes	(47.1)	(34.9)	(35)	(168.8)	(144.0)	(17)

Net Income (GAAP)	$ 163.6	$ 104.0	57	$ 554.4	$ 431.3	29

* Depreciation excludes accelerated depreciation expense of ($4.5) million and ($8.5) million for the three and twelve months ended December 31, 2020, respectively. For the twelve months ended December 31, 2019 depreciation excludes accelerated depreciation expense of ($1.9) million. Accelerated depreciation is included in restructuring and other charges.

CALCULATION OF NET DEBT-TO-EBITDA BEFORE CHARGES/GAINS RATIO

As of December 31, 2020
Long-term debt **			2,572.2
Total debt			2,572.2
Less:
Cash and cash equivalents **			419.1
Net debt (1)			2,153.1
For the twelve months ended December 31, 2020
EBITDA before charges/gains (2) (c)			1,017.6

Net debt-to-EBITDA before charges/gains ratio (1/2)			2.1

** Amounts are per the unaudited Condensed Consolidated Balance Sheet as of December 31, 2020.

(c) (d) (e) For definitions of Non-GAAP measures, see Definitions of Terms page

FORTUNE BRANDS HOME & SECURITY, INC.
(In millions, except per share amounts)
(Unaudited)

	Three Months Ended December 31,			Twelve Months Ended December 31,
	2020	2019	% Change	2020	2019	% Change
Net Sales (GAAP)
Plumbing	$ 637.7	$ 548.4	16	$ 2,202.1	$ 2,027.2	9
Outdoors & Security	366.5	331.3	11	1,419.2	1,348.9	5
Cabinets	655.5	590.8	11	2,469.0	2,388.5	3
Total Net Sales	$ 1,659.7	$ 1,470.5	13	$ 6,090.3	$ 5,764.6	6

Operating Income (loss)
Plumbing	$ 137.3	$ 119.7	15	$ 467.9	$ 427.6	9
Outdoors & Security	57.8	49.8	16	201.3	172.3	17
Cabinets	72.6	44.3	64	235.7	178.3	32
Corporate expenses	(34.5)	(21.3)	(62)	(103.5)	(79.7)	(30)

Total Operating Income (GAAP)	$ 233.2	$ 192.5	21	$ 801.4	$ 698.5	15

OPERATING INCOME BEFORE CHARGES/GAINS RECONCILIATION

Operating Income (loss) Before Charges/Gains (a)
Plumbing	$ 138.7	$ 118.8	17	$ 489.6	$ 435.8	12
Outdoors & Security	58.0	49.5	17	205.2	177.4	16
Cabinets	76.1	59.8	27	256.0	230.5	11
Corporate expenses	(26.4)	(21.3)	(24)	(93.7)	(79.7)	(18)

Total Operating Income Before Charges/Gains (a)	246.4	206.8	19	857.1	764.0	12
Restructuring and other charges (1) (2)	(13.2)	(2.3)	(474)	(33.2)	(24.0)	(38)
Asset impairment charges (d)	-	(12.0)	100	(22.5)	(41.5)	46
Total Operating Income (GAAP)	$ 233.2	$ 192.5	21	$ 801.4	$ 698.5	15

(1) Restructuring charges are costs incurred to implement significant cost reduction initiatives and include workforce reduction costs.

(2) "Other charges" represent charges or gains directly related to restructuring initiatives that cannot be reported as restructuring under GAAP. Such costs may include losses on disposal of inventories, trade receivables allowances from exiting product lines, accelerated depreciation expense, impairments related to previously closed facilities and losses on the sale of closed facilities. In total, we recognized a charge of $5.7 million and $9.2 million for the three and twelve months ended December 31, 2020, respectively. For the three months ended December 31, 2019 we recognized a credit of ($1.2) million related to the reversal of previously recorded inventory obsolescence provisions and inventory obsolescence provision expense of $7.5 million for the twelve months ended December 31, 2019.

At Corporate, other charges also include pre-tax expenditures of $4.5 million for banking, legal, accounting and other similar services directly related to the acquisition of Larson classified in selling, general and administrative expenses and a pre-tax charge of $3.6 million for an impairment of a Corporate asset during the three months ended December 31, 2020. In our Outdoors & Security segment, other charges also includes an acquisition-related inventory step-up expense (Fiberon) of $1.8 million classified in cost of products sold for the twelve months ended December 31, 2019.

(a) (d) For definitions of Non-GAAP measures, see Definitions of Terms page

FORTUNE BRANDS HOME & SECURITY, INC.
Reconciliation of Income Statements - GAAP to Before Charges/Gains Information
Three Months Ended December 31,
in millions, except per share amounts
(unaudited)

		Before Charges/Gains adjustments

			Defined benefit plan actuarial losses
		Restructuring		Asset		Before
	GAAP	and other		impairments	Tax Items (2)	Charges/Gains
	(unaudited)	charges (1)				(Non-GAAP)

2020	FOURTH QUARTER

Net Sales	$ 1,659.7	-	-	-	-

Cost of products sold	1,052.0	(5.7)	-	-	-
Selling, general & administrative expenses	364.2	(8.1)	-	-	-
Amortization of intangible assets	10.9	-	-	-	-
Asset impairment charge	-	-	-	-	-
Restructuring charges	(0.6)	0.6	-	-	-

Operating Income	233.2	13.2	-	-	-	246.4

Interest expense	19.5	-	-	-	-
Other expense, net	0.1	-	(2.6)	-	-
Income before taxes	213.6	13.2	2.6	-	-	229.4

Income tax	47.1	3.2	0.7	-	(0.4)

Income after tax	$ 166.5	10.0	1.9	-	0.4	$ 178.8

Equity in losses of affiliate	2.9	(0.4)	-	-	-

Net Income	163.6	-	-	-	-

Less: Noncontrolling interests (1)	-	-	-	-	-

Net Income attributable
to Fortune Brands Home & Security, Inc.	$ 163.6	10.4	1.9	-	0.4	$ 176.3

Diluted average number of shares outstanding	140.8					140.8

Diluted EPS	1.16					1.25

2019

Net Sales	$ 1,470.5	-	-	-	-

Cost of products sold	938.7	1.2	-	-	-
Selling, general & administrative expenses	312.4	-	-	-	-
Amortization of intangible assets	11.4	-	-	-	-
Asset impairment charge	12.0	-	-	(12.0)	-
Restructuring charges	3.5	(3.5)	-	-	-

Operating Income	192.5	2.3	-	12.0	-	206.8

Interest expense	22.4	-	-	-	-
Other income, net	31.2	-	(32.0)	-	-
Income before taxes	138.9	2.3	32.0	12.0	-	185.2

Income tax	34.9	0.7	7.8	3.1	(1.9)

Income after tax	$ 104.0	1.6	24.2	8.9	1.9	$ 140.6

Equity in losses of affiliate	-	-	-	-	-

Net Income	104.0	-	-	-	-

Less: Noncontrolling interests (1)	(0.1)	0.1	-	-	-

Net Income attributable
to Fortune Brands Home & Security, Inc.	$ 104.1	1.5	24.2	8.9	1.9	$ 140.6

Diluted average number of shares outstanding	141.1					141.1

Diluted EPS	0.74					1.00

(1) Includes noncontrolling interests share of restructuring and other charges in our China plumbing operations. Restructuring and other charges include $0.4 million loss related to quarterly amortization of differences between our investment in Flo Technologies and the carrying value of their equity for the three months ended December 31, 2020.

(2) Tax items for the three months ended December 31, 2020 represent foreign exchange movement related to the impact of the Tax Cuts and Jobs Act of 2017 (the “Tax Act”) recorded in earlier periods. Tax items for the three months ended December 31, 2019 represent foreign exchange movement related to the impact of the Tax Act recorded in earlier periods and a gain related to a corporate restructuring.

FORTUNE BRANDS HOME & SECURITY, INC.
Reconciliation of Income Statements - GAAP to Before Charges/Gains Information
Twelve Months Ended December 31,
in millions, except per share amounts
(unaudited)

		Before Charges/Gains adjustments

			Defined benefit plan actuarial losses
		Restructuring		Asset	Equity		Before
	GAAP	and other		impairments	investment	Tax items (2)	Charges/Gains
	(unaudited)	charges (1)					(Non-GAAP)

2020	YEAR TO DATE

Net Sales	$ 6,090.3	-	-	-	-	-

Cost of products sold	3,925.9	(10.4)	-	-	-	-
Selling, general & administrative expenses	1,282.6	(6.9)	-	-	-	-
Amortization of intangible assets	42.0	-	-	-	-	-
Asset impairment charges	22.5	-	-	(22.5)	-	-
Restructuring charges	15.9	(15.9)	-	-	-	-

Operating Income	801.4	33.2	-	22.5	-	-	857.1

Interest expense	83.9	-	-	-	-	-
Other income, net	(13.3)	-	(3.2)	-	11.0	-
Income before taxes	730.8	33.2	3.2	22.5	(11.0)	-	778.7

Income taxes	168.8	8.8	0.9	4.9	(2.7)	3.8

Income after tax	$ 562.0	24.4	2.3	17.6	(8.3)	(3.8)	$ 594.2

Equity in losses of affiliate	7.6	(1.4)	-	-	-	-

Net Income	554.4	-	-	-	-	-

Less: Noncontrolling interests (1)	1.3	(1.3)	-	-	-	-

Net Income attributable
to Fortune Brands Home & Security, Inc.	$ 553.1	27.1	2.3	17.6	(8.3)	(3.8)	$ 588.0

Diluted average number of shares outstanding	140.2						140.2

Diluted EPS	3.94						4.19

2019

Net Sales	$ 5,764.6	-	-	-	-	-

Cost of products sold	3,712.2	(5.9)	-	-	-	-
Selling, general & administrative expenses	1,256.3	(3.4)	-	-	-	-
Amortization of intangible assets	41.4	-	-	-	-	-
Asset impairment charges	41.5	-	-	(41.5)	-	-
Restructuring charges	14.7	(14.7)	-	-	-	-

Operating Income	698.5	24.0	-	41.5	-	-	764.0

Interest expense	94.2	-	-	-	-	-
Other income, net	29.0	-	(34.1)	-	-	-
Income before taxes	575.3	24.0	34.1	41.5	-	-	674.9

Income taxes	144.0	5.4	8.3	10.1	-	(1.3)

Income after tax	$ 431.3	18.6	25.8	31.4	-	1.3	$ 508.4

Net Income	431.3	-	-	-	-	-

Less: Noncontrolling interests (1)	(0.6)	0.5	-	-	-	-

Net Income attributable
to Fortune Brands Home & Security, Inc.	$ 431.9	18.1	25.8	31.4	-	1.3	$ 508.5

Diluted average number of shares outstanding	141.3						141.3

Diluted EPS	3.06						3.60

(1) Includes noncontrolling interests share of restructuring and other charges in our China plumbing operations. Restructuring and other charges include $1.4 million of losses related to quarterly amortization of differences between our investment in Flo Technologies and the carrying value of their equity for the twelve months ended December 31, 2020.

(2) Tax items for the twelve months ended December 31, 2020 represent adjustments to previously recorded restructuring-related charges, and activity related to the Tax Cuts and Jobs Act of 2017 (the “Tax Act”) recorded in earlier periods, including foreign exchange impact. Tax items for the twelve months ended December 31, 2019 represent foreign exchange movement related to the impact of the Tax Act recorded in earlier periods and a gain related to a corporate restructuring.

FORTUNE BRANDS HOME & SECURITY, INC.
BEFORE CHARGES/GAINS OPERATING MARGIN TO OPERATING MARGIN
(Unaudited)

	Three Months Ended December 31,			Twelve Months Ended December 31,
	2020	2019	Change	2020	2019	Change

PLUMBING
Before charges/gains operating margin	21.8%	21.7%	10 bps	22.2%	21.5%	70 bps
Restructuring & other charges	(0.3%)	0.1%		(0.4%)	(0.4%)
Asset Impairment	-	-		(0.6%)	-
Operating margin	21.5%	21.8%	(30) bps	21.2%	21.1%	10 bps

OUTDOORS & SECURITY
Before charges/gains operating margin	15.8%	14.9%	90 bps	14.5%	13.2%	130 bps
Restructuring & other charges	-	0.1%		(0.3%)	(0.4%)
Operating margin	15.8%	15.0%	80 bps	14.2%	12.8%	140 bps

CABINETS
Before charges/gains operating margin	11.6%	10.1%	150 bps	10.4%	9.7%	70 bps
Restructuring & other charges	(0.5%)	(0.6%)		(0.5%)	(0.4%)
Asset impairment charges	-	(2.0%)		(0.4%)	(1.8%)
Operating margin	11.1%	7.5%	360 bps	9.5%	7.5%	200 bps

TOTAL COMPANY
Before charges/gains operating margin	14.8%	14.1%	70 bps	14.1%	13.3%	80 bps
Restructuring & other charges	(0.7%)	(0.2%)		(0.5%)	(0.5%)
Asset impairment charges	-	(0.8%)		(0.4%)	(0.7%)
Operating margin	14.1%	13.1%	100 bps	13.2%	12.1%	110 bps

Operating margin is calculated as operating income derived in accordance with GAAP divided by GAAP net sales. Before charges/gains operating margin is operating income derived in accordance with GAAP excluding restructuring and other charges and asset impairment charges, divided by GAAP net sales. Before charges/gains operating margin is a measure not derived in accordance with GAAP. Management uses this measure to evaluate the returns generated by FBHS and its business segments. Management believes this measure provides investors with helpful supplemental information regarding the underlying performance of the Company from period to period. This measure may be inconsistent with similar measures presented by other companies.

FORTUNE BRANDS HOME & SECURITY, INC.
RECONCILIATION OF PERCENTAGE CHANGE IN PLUMBING NET SALES EXCLUDING FX IMPACT TO PERCENTAGE CHANGE IN NET SALES (GAAP)
(Unaudited)

Three Months Ended December 31, 2020
% change

PLUMBING
Percentage change in Net Sales excluding FX Impact	15%
FX Impact	1%
Percentage change in Net Sales (GAAP)	16%

Plumbing net sales excluding FX impact is consolidated Plumbing net sales derived in accordance with GAAP excluding the FX impact on net sales. Management uses this measure to evaluate the overall performance of the Plumbing segment and believes this measure provides investors with helpful supplemental information regarding the underlying performance of the segment from period to period. This measure may be inconsistent with similar measures presented by other companies.

Definitions of Terms: Non-GAAP Measures

(a) Operating income before charges/gains is operating income derived in accordance with GAAP excluding restructuring and other charges and asset impairment charges. Operating income before charges/gains is a measure not derived in accordance with GAAP. Management uses this measure to evaluate the returns generated by the Company and its business segments. Management believes this measure provides investors with helpful supplemental information regarding the underlying performance of the Company from period to period. This measure may be inconsistent with similar measures presented by other companies.

(b) Diluted EPS before charges/gains is net income less noncontrolling interests calculated on a diluted per-share basis excluding restructuring and other charges, asset impairment charges, gains on equity investments, amortization of differences between equity investment and the carrying value of equity, actuarial losses associated with our defined benefit plans and tax items. Diluted EPS before charges/gains is a measure not derived in accordance with GAAP. Management uses this measure to evaluate the overall performance of the Company and believes this measure provides investors with helpful supplemental information regarding the underlying performance of the Company from period to period. This measure may be inconsistent with similar measures presented by other companies.

(c) EBITDA before charges/gains is net income derived in accordance with GAAP excluding depreciation, amortization of intangible assets, restructuring and other charges, interest expense, asset impairment charges, equity in losses of affiliate, gains on equity investments, defined benefit plan actuarial losses and income taxes. EBITDA before charges/gains is a measure not derived in accordance with GAAP. Management uses this measure to assess returns generated by the Company. Management believes this measure provides investors with helpful supplemental information about the Company's ability to fund internal growth, make acquisitions and repay debt and related interest. This measure may be inconsistent with similar measures presented by other companies.

(d) Asset impairment charges for the twelve months ended December 31, 2020 represent pre-tax impairment charges of $22.5 million related to indefinite-lived tradenames in our Cabinets and Plumbing segments. Asset impairment charges for the three and twelve months ended December 31, 2019 represent a pre-tax impairment of $12.0 million and $29.5 million, respectively, related to indefinite-lived tradenames in our Cabinets segment. It also includes a $1.7 million fair value asset impairment expense classified in cost of products sold, for the twelve months ended December 31, 2019 associated with an idle manufacturing facility in our Outdoors & Security segment.

(e) Gains on equity investments for the twelve months ended December 31, 2020 represents gains related to our 2020 investments in Flo Technologies.

Definitions of Terms: GAAP Measures

In December 2020, we acquired Larson Manufacturing ("Larson"), the North American market leading brand of storm, screen and security doors. Larson also sells related outdoor living products including retractable screens and porch windows. The Company completed the acquisition for a total purchase price of approximately $715.2 million, net of cash acquired, subject to certain post-closing adjustments. We financed the transaction with cash on hand and borrowings under our revolving credit facility. The financial results of Larson were included in the Company’s consolidated balance sheets as of December 31, 2020. Larson's net sales, operating income and cash flows from the date of acquisition to December 31, 2020 were not material to the Company. The results of operations are included in the Outdoors & Security segment.

Contacts

INVESTORS and MEDIA:
Matthew Skelly
847-484-4573
Investor.Questions@FBHS.com